EXHIBIT 10.2


FILE

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

This Purchase and Sale Agreement (the "Agreement") is entered into as of January 1, 2004, by and among Ashcroft Homes Corporation, a Colorado corporation (the "Buyer"); and Diversity Mortgage Group, LLC, an entity ("DMG"), Seller"). Buyer and Seller are referred to collectively herein as the "Parties."

WITNESSETH:

     A. The Parties have entered into this Agreement dated of even date herewith wherein Buyer will purchase from Seller all of the membership interest and personal goodwill of Seller.

     B. This Agreement contemplates a transaction in which Buyer will purchase from Seller, and Seller will sell to Buyer, all of its membership interests and personal in return for the consideration described herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1. Purchase and Sale of Membership Interest and Goodwill.
     ---------------------------------------------------------

     (a) Conveyance of Membership Interest and Goodwill. Seller hereby transfers, sells, assigns and conveys all of its personal membership interest and goodwill relating to Seller to Buyer, for the consideration specified in
Section 1(b) of this Agreement.

     (b) Purchase Price. The purchase price for DMG shall be paid by Buyer to Seller concurrently with the execution of this Agreement in the form of 100,000 shares of the Buyers common stock, such common stock shall be subject restricted and subject to all restrictions of the Securities Act of 1933, including Rule 144 and shall be vested equally over the term of this contract in the amount of 25,000 shares per quarter.

     2. Representations and Warranties.
     ----------------------------------

     (a) Representations and Warranties of the Seller. Seller represents and warrants to the Buyer that the statements contained in this Section 2(a) are correct and complete as of the date of this Agreement.

     (i) Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.


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     (ii) Noncontravention. Neither the execution and the delivery of this
     Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which Seller is bound or to which any of the Seller's assets are subject.

     (iii) Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     (b) Representations and Warranties of the Buyer. Buyer represents and warrants to Seller that the statements contained in this Section 2(b) are correct and complete as of the date of this Agreement.

     (i) Organization of the Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (ii) Authorization of Transaction. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

     (iv) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.



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     3. Covenants of the Parties. The Parties agree as follows with respect to the period following the closing of the transactions contemplated by this Agreement (the "Closing").

     (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

     (b) Covenant Not to Compete. Seller hereby covenants and agrees to support the Business and the Company and, furthermore, that for a period of one(1) year from and after the date hereof, Seller will not (i) compete with the Buyer in any way, or (ii) engage directly or indirectly in any business that the Company conducts as of the date hereof, within a five(5) mile radius of the Buyers principal place of business at 6312 S. Fiddlers Green Circle, Englewood, CO 80111; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 3(b) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (c) Employment. DMG shall cause Christopher J. Garcia to enter into the Employment Agreement with Company in the form attached as Exhibit A hereto.


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     4. Operating Definitions and Guidance.
     --------------------------------------

     (a) Loan originations. Loan originations shall be defined as any mortgage or construction loan initiated on or after the Effective Date, further specified as follows.

     (i) House loans. House loans shall be defined as any mortgage or construction loan generated by the Buyer, its subsidiaries, management, employees or assigns. House loan origination and yield-spread premiums, or any other commissions or fees, shall be allocated on a 60% to Buyer and 40% to employee basis.

     (ii) External loans. External loans shall be defined as any mortgage or construction loan generated by an employee of Seller. External loan origination and yield-spread premiums, or any other commissions or fees, shall be allocated on a 30% to Buyer and 70% to employee basis.

     (b) Loan origination and fees. A minimum fee requirement for all House Loans and External Loans shall be defined and submitted in writing by Seller within one hundred eighty days of the Effective Date of this Agreement.

     5. Miscellaneous.
     -----------------

     (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (d) Counterparts; Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The Parties shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance of such facsimile signatures shall be equally effective to create a valid and binding agreement between the Parties in accordance with the terms hereof.

     (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


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     (f) Notices. All notices, claims; certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to Seller:                                      With a copy to:

6489 Trappers Trail Avenue                         Russell S. Jones
Parker, Colorado 80134                             Attorney at Law
Facsimile: _______________                         8044 S. Albion St.
                                                   Centennial,CO 80122
                                                   Facsimile:(303)221-5001

If to Buyer:                                       With a copy to:

Ashcroft Homes Corporation                         Dufford & Brown, PC
6312 S. Fiddlers Green Circle                      1700 Broadway
Suite 500-North                                    Suite 1700
Englewood, Colorado 80111                          Denver, Colorado 80290
Attn: Peter C. Gonzalez                            Attn: David Babiarz, Esq.
Facsimile: (303) 799-6473                          Facsimile: (303) 832-3804

Or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.


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     (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (j) Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

     (k) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that an injunction or injuctions may be appropriate, if warranted by the facts, to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 4(1) below), in addition to any other remedy to which they may be entitled, at law or in equity.

     (1) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.


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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

 Attested By:                              BUYER:

/s/ Peter C. Gonzalez                      ASHCROFT HOMES CORPORATION
---------------------                      By:  /s/ Richard O. Dean
Peter C. Gonzalez                             -------------------------
Secretary, Ashcroft Homes Corporation      Name:  Richard O. Dean
                                           Title: President & Chief Executive
                                                  Officer


                                           SELLER:
                                           Diversity Mortgage Group, LLC.


                                           /s/ Christopher Garcia
                                           ----------------------
                                           Christopher Garcia
                                           Title: Managing Member



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